EXHIBIT 99.1

Aerojet Rocketdyne Holdings, Inc. Reports 2021 First Quarter Results

EL SEGUNDO, Calif., April 26, 2021 (GLOBE NEWSWIRE) -- Aerojet Rocketdyne Holdings, Inc. (NYSE:AJRD) (the “Company”) today reported results for the three months ended March 31, 2021.

Financial Overview

	Three months ended March 31,
	2021	2020
	(In millions, except percentage and per share amounts)
Net sales	$496.1	$476.1
Net income	18.1	31.4
Net income as a percentage of net sales	3.6%	6.6%
Adjusted Net Income (Non-GAAP measure*)	29.3	29.4
Adjusted Net Income (Non-GAAP measure*) as a percentage of net sales	5.9%	6.2%
Earnings Per Share (“EPS”) - Diluted	0.22	0.37
Adjusted EPS (Non-GAAP measure*)	0.36	0.35
Adjusted EBITDAP (Non-GAAP measure*)	58.5	62.4
Adjusted EBITDAP (Non-GAAP measure*) as a percentage of net sales	11.8%	13.1%
Cash used in operating activities	(69.4)	(17.1)
Free cash flow (Non-GAAP measure*)	(73.2)	(20.1)

_________

* The Company provides Non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States (“GAAP”). A reconciliation of the Non-GAAP measures to the most directly comparable GAAP measures is included at the end of the release.

“We’re starting out 2021 with a strong first quarter,” said Eileen P. Drake, CEO and President of Aerojet Rocketdyne Holdings, Inc. “Sales of $496 million are up 4% year over year and EBITDAP margins of 11.8% reflect the noticeable shift in contract mix from fixed price to cost-reimbursable contracts as we begin work on some of our new development programs. The largest drivers of first quarter sales growth were RS-25 and GBSD, both development programs. After taking into account $55.8 million of payments that were received early in the fourth quarter of 2020, free cash flow in the current quarter would have been ($17.4) million, which is consistent with first quarter performance the last couple of years. The team is doing a great job executing on our new development programs and we look forward to a successful remainder of 2021.”

First quarter of 2021 compared with first quarter of 2020

The increase in net sales was primarily driven by the RS-25 and Ground Based Strategic Deterrent (“GBSD”) programs partially offset by a decline on the Patriot Advanced Capability-3 (“PAC-3”) program.

The decrease in net income was impacted by the following (i) loss on settlement of debt (see discussion below); (ii) Merger related costs in the current period (see discussion below); (iii) lower favorable changes in contract estimates on the RL10 program; (iv) lower interest income; and (v) impact of contract mix changes. These factors were partially offset by (i) lower interest expense and (ii) lower depreciation expense. The Company had $(1.9) million of net unfavorable changes in contract estimates on net income in the current period compared with net favorable changes of $1.9 million in the first quarter of 2020.

Backlog

As of March 31, 2021, the Company’s total remaining performance obligations, also referred to as backlog, totaled $6.3 billion compared with $6.7 billion as of December 31, 2020. The Company expects to recognize approximately 33%, or $2.1 billion, of the remaining performance obligations as sales over the next twelve months, an additional 26% the following twelve months, and 41% thereafter. A summary of the Company’s backlog is as follows:

	March 31, 2021	December 31, 2020
	(In billions)
Funded backlog	$3.0	$3.0
Unfunded backlog	3.3	3.7
Total backlog	$6.3	$6.7

Total backlog includes both funded backlog (unfilled orders for which funding is authorized, appropriated and contractually obligated by the customer) and unfunded backlog (firm orders for which funding has not been appropriated). Indefinite delivery and quantity contracts and unexercised options are not reported in total backlog. Backlog is subject to funding delays or program restructurings/cancellations which are beyond the Company’s control.

Merger

On December 20, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lockheed Martin Corporation (“Lockheed Martin”) and Mizar Sub, Inc., a wholly-owned subsidiary of Lockheed Martin (“Merger Sub”), pursuant to which, subject to the terms and conditions thereof, Merger Sub will merge with and into the Company (the “Merger”) with the Company being the surviving corporation and a wholly-owned subsidiary of Lockheed Martin. Subject to the terms and conditions set forth in the Merger Agreement, each share of common stock outstanding as of immediately prior to the effective time of the Merger will be automatically converted into the right to receive cash in an amount equal to $51.00 per share (adjusted from $56.00 following the payment of the Pre-Closing Dividend, as discussed below).

In December 2020, the Company’s Board of Directors declared a one-time cash dividend of $5.00 per share (including shares underlying the 2.25% Convertible Senior Notes (“2¼% Notes”) participating on an as-converted basis) (the “Pre-Closing Dividend”). On March 24, 2021, the Company paid the Pre-Closing Dividend to holders of record as of March 10, 2021. Payment of the Pre-Closing Dividend was made in connection with the anticipated acquisition of the Company by Lockheed Martin. Under the terms of the Merger Agreement, the Company’s payment of the Pre-Closing Dividend adjusted the consideration to be paid by Lockheed Martin at closing from $56.00 per share to $51.00 per share.

On February 18, 2021, the Company received a request for additional information (“second request”) from the Federal Trade Commission (“FTC”) as part of the regulatory review process for the acquisition of the Company by Lockheed Martin.

On March 9, 2021, the stockholders of the Company voted in favor of approving the Merger Agreement at a special meeting. Closing of the Merger is anticipated to occur in the later part of 2021, subject to various customary conditions, including regulatory approval.

In the three months ended March 31, 2021, the Company recorded $7.5 million of costs associated with the Merger. The components of the Merger costs (component of other expense, net) are as follows (in millions):

Legal	$4.6
Employee compensation (including $0.7 million of recurring employee costs)	2.1
Consulting and other professional costs	0.8
$7.5

2¼% Notes

In the three months ended March 31, 2021, the Company settled $135.4 million of its 2¼% Notes as a result of receiving conversion notices from the holders of the 2¼% Notes. The principal amount of $135.4 million was settled in cash and the conversion premium was settled in 2.6 million common shares. The Company incurred a pre-tax charge of $9.1 million in the three months ended March 31, 2021, associated with the settlement of the 2¼% Notes.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, including statements regarding the completion of the Merger. Such statements in this release and in subsequent discussions with the Company’s management are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which could cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in subsequent discussions with the Company’s management that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in the Company’s forward-looking statements. Important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include, but are not limited to, the following:

  failure to complete the Merger could negatively impact the price of the Company’s common stock, as well as its future business and financial results;
  reductions, delays or changes in U.S. government spending;
  cancellation or material modification of one or more significant contracts;
  failure of the Company’s subcontractors or suppliers to perform their contractual obligations;
  loss of key qualified suppliers of technologies, components, and materials;
  the release, unplanned ignition, explosion, or improper handling of dangerous materials used in the Company’s businesses;
  risks inherent to the real estate market;
  the COVID-19 pandemic and its impact on economic and other conditions worldwide, including global spending, sourcing and the business operations of the Company and its customers and suppliers, among others;
  cost overruns on the Company’s contracts that require the Company to absorb excess costs;
  failure of the Company’s information technology infrastructure, including a successful cyber-attack, accident, unsuccessful outsourcing of certain information technology and cyber security functions, or security breach that could result in disruptions to the Company’s operations;
  changes in economic and other conditions in the Sacramento, California metropolitan area real estate market or changes in interest rates affecting real estate values in that market;
  the loss of key employees and shortage of available skilled employees to achieve anticipated growth;
  a strike or other work stoppage or the Company’s inability to renew collective bargaining agreements on favorable terms;
  changes in estimates related to contract accounting;
  the funded status of the Company’s defined benefit pension plan and the Company’s obligation to make cash contributions in excess of the amount that the Company can recover in its current period overhead rates;
  the substantial amount of debt that places significant demands on the Company’s cash resources and could limit the Company’s ability to borrow additional funds or expand its operations;
  the Company’s ability to comply with the financial and other covenants contained in the Company’s debt agreements;
  changes in LIBOR reporting practices or the method by which LIBOR is determined;
  failure to secure contracts;
  costs and time commitment related to potential and/or actual acquisition activities, including the Merger, may exceed expectations;
  failure to comply with regulations applicable to contracts with the U.S. government;
  failure of the Company’s information technology infrastructure or failure to perform by the Company’s third party service providers;
  product failures, schedule delays or other problems with existing or new products and systems;
  the possibility that environmental and other government regulations that impact the Company become more stringent or subject the Company to material liability in excess of its established reserves;
  environmental claims related to the Company’s current and former businesses and operations including the inability to protect or enforce previously executed environmental agreements;
  reductions in the amount recoverable from environmental claims;
  significant risk exposures and potential liabilities that are inadequately covered by insurance;
  limitations associated with our stockholders’ ability to obtain favorable judgement from the Court of Chancery in the State of Delaware;
  business disruptions to the extent not covered by insurance;
  changes or clarifications to current tax law or procedural guidance could adversely impact the Company’s tax liabilities and effective tax rate;
  exposures and uncertainties related to claims and litigation, including litigation arising from the Merger;
  effects of changes in discount rates and actuarial estimates, actual returns on plan assets, and government regulations on defined benefit pension plans;
  inability to protect the Company’s patents and proprietary rights; and
  those risks detailed in the Company’s reports filed with the SEC.

About Aerojet Rocketdyne Holdings, Inc.

Aerojet Rocketdyne Holdings, Inc., headquartered in El Segundo, California, is an innovative technology-based manufacturer of aerospace and defense products and systems, with a real estate segment that includes activities related to the entitlement, sale, and leasing of the Company’s excess real estate assets. More information can be obtained by visiting the Company’s websites at www.rocket.com or www.aerojetrocketdyne.com.

Contact information:
Investors: Kelly Anderson, investor relations 310.252.8155

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Statement of Operations
	Three months ended March 31,
	2021	2020
	(In millions, except per share amounts)
Net sales	$496.1	$476.1
Operating costs and expenses:
Cost of sales (exclusive of items shown separately below)	418.0	394.9
Selling, general and administrative expense	9.0	9.1
Depreciation and amortization	15.2	17.2
Other expense (income), net	8.1	(2.2)
Total operating costs and expenses	450.3	419.0
Operating income	45.8	57.1
Non-operating:
Retirement benefits expense	8.5	9.2
Loss on debt	9.1	—
Interest income	(0.6)	(3.2)
Interest expense	5.1	8.4
Total non-operating expense, net	22.1	14.4
Income before income taxes	23.7	42.7
Income tax provision	5.6	11.3
Net income	$18.1	$31.4
Earnings per share of common stock
Basic earnings per share	$0.23	$0.40
Diluted earnings per share	$0.22	$0.37
Weighted average shares of common stock outstanding, basic	77.6	77.5
Weighted average shares of common stock outstanding, diluted	80.7	83.1
Cash dividends paid per share	$5.0	$—

Aerojet Rocketdyne Holdings, Inc.
Unaudited Operating Segment Information
	Three months ended March 31,
	2021	2020
	(In millions)
Net Sales:
Aerospace and Defense	$495.5	$474.4
Real Estate	0.6	1.7
Total Net Sales	$496.1	$476.1
Segment Performance:
Aerospace and Defense	$52.4	$52.6
Environmental remediation provision adjustments	(0.4)	0.5
GAAP/Cost Accounting Standards retirement benefits expense difference	3.2	4.7
Unusual items	(1.7)	—
Aerospace and Defense Total	53.5	57.8
Real Estate	(0.3)	(0.6)
Total Segment Performance	$53.2	$57.2
Reconciliation of segment performance to income before income taxes:
Segment performance	$53.2	$57.2
Interest expense	(5.1)	(8.4)
Interest income	0.6	3.2
Stock-based compensation	(2.8)	(2.4)
Corporate retirement benefits	(1.7)	(2.0)
Corporate and other	(5.6)	(4.9)
Unusual items	(14.9)	—
Income before income taxes	$23.7	$42.7

The Company evaluates its operating segments based on several factors, of which the primary financial measure is segment performance. Segment performance represents net sales less applicable costs, expenses and provisions for unusual items relating to the segment. Excluded from segment performance are: corporate income and expenses, interest expense, interest income, income taxes, and unusual items not related to the segment. The Company believes that segment performance provides information useful to investors in understanding its underlying operational performance.

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Balance Sheet
	March 31, 2021	December 31, 2020
	(In millions)
ASSETS
Current Assets
Cash and cash equivalents	$503.7	$1,149.5
Restricted cash	3.0	3.0
Marketable securities	9.2	7.0
Accounts receivable, net	206.3	75.6
Contract assets	300.5	288.6
Other current assets, net	125.4	136.5
Total Current Assets	1,148.1	1,660.2
Noncurrent Assets
Right-of-use assets	43.6	46.8
Property, plant and equipment, net	416.0	423.1
Recoverable environmental remediation costs	223.8	227.7
Deferred income taxes	77.3	81.1
Goodwill	161.4	161.4
Intangible assets	41.4	44.8
Other noncurrent assets, net	252.4	254.8
Total Noncurrent Assets	1,215.9	1,239.7
Total Assets	$2,364.0	$2,899.9
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$178.7	$299.9
Accounts payable	71.8	99.1
Reserves for environmental remediation costs	39.1	39.8
Contract liabilities	437.1	407.2
Other current liabilities	176.5	609.7
Total Current Liabilities	903.2	1,455.7
Noncurrent Liabilities
Long-term debt	317.4	324.4
Reserves for environmental remediation costs	256.2	260.8
Pension benefits	388.1	405.2
Operating lease liabilities	32.7	35.7
Other noncurrent liabilities	189.4	184.6
Total Noncurrent Liabilities	1,183.8	1,210.7
Total Liabilities	2,087.0	2,666.4
Commitments and contingencies
Stockholders’ Equity
Common stock	8.0	7.7
Other capital	583.3	583.0
Treasury stock	(64.4)	(64.4)
Accumulated deficit	(33.8)	(65.2)
Accumulated other comprehensive loss, net of income taxes	(216.1)	(227.6)
Total Stockholders’ Equity	277.0	233.5
Total Liabilities and Stockholders’ Equity	$2,364.0	$2,899.9

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
	Three months ended March 31,
	2021	2020
	(In millions)
Operating Activities
Net income	$18.1	$31.4
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	15.2	17.2
Amortization of debt discount and deferred financing costs	1.5	2.4
Stock-based compensation	2.8	2.4
Retirement benefits, net	(2.5)	7.9
Loss on debt	9.1	—
Other, net	(0.3)	0.4
Changes in assets and liabilities:
Accounts receivable, net	(130.7)	(39.2)
Contract assets	(11.9)	(54.8)
Other current assets, net	11.1	8.4
Recoverable environmental remediation costs	3.9	6.7
Other noncurrent assets, net	2.3	4.6
Accounts payable	(27.4)	(3.3)
Contract liabilities	29.9	26.3
Other current liabilities	14.6	(20.3)
Deferred income taxes	—	4.1
Reserves for environmental remediation costs	(5.3)	(6.6)
Other noncurrent liabilities and other	0.2	(4.7)
Net Cash Used in Operating Activities	(69.4)	(17.1)
Investing Activities
Purchases of marketable securities	(1.9)	—
Capital expenditures	(3.8)	(3.0)
Net Cash Used in Investing Activities	(5.7)	(3.0)
Financing Activities
Dividend payments	(428.5)	—
Debt repayments	(142.4)	(4.9)
Repurchase of shares for withholding taxes and option costs under equity plans	(4.0)	(7.9)
Proceeds from shares issued under equity plans	4.2	3.4
Purchase of treasury stock	—	(0.5)
Net Cash Used in Financing Activities	(570.7)	(9.9)
Net Decrease in Cash, Cash Equivalents and Restricted Cash	(645.8)	(30.0)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	1,152.5	935.6
Cash, Cash Equivalents and Restricted Cash at End of Period	$506.7	$905.6

Use of Unaudited Non-GAAP Financial Measures

Adjusted EBITDAP, Adjusted Net Income, and Adjusted EPS

The Company provides the Non-GAAP financial measures of its performance, called Adjusted EBITDAP, Adjusted Net Income, and Adjusted EPS. The Company uses these metrics to measure its operating and total Company performance. The Company believes that for management and investors to effectively compare core performance from period to period, the metrics should exclude items that are not indicative of, or are unrelated to, results from the ongoing business operations such as retirement benefits (pension and postretirement benefits), significant non-cash expenses, the impacts of financing decisions on earnings, and items incurred outside the ordinary, ongoing and customary course of business. Accordingly, the Company defines Adjusted EBITDAP as GAAP net income adjusted to exclude interest expense, interest income, income taxes, depreciation and amortization, retirement benefits net of amounts that are recoverable under the Company’s U.S. government contracts, and unusual items (Merger costs and loss on debt). Adjusted Net Income and Adjusted EPS exclude retirement benefits net of amounts that are recoverable under its U.S. government contracts and unusual items which the Company does not believe are reflective of such ordinary, ongoing and customary activities. Adjusted Net Income and Adjusted EPS do not represent, and should not be considered an alternative to, net income or diluted EPS as determined in accordance with GAAP.

	Three months ended March 31,
	2021	2020
	(In millions, except per share and percentage amounts)
Net income	$18.1	$31.4
Interest expense	5.1	8.4
Interest income	(0.6)	(3.2)
Income tax provision	5.6	11.3
Depreciation and amortization	15.2	17.2
GAAP retirement benefits expense	8.5	9.2
CAS recoverable retirement benefits expense	(10.0)	(11.9)
Unusual items	16.6	—
Adjusted EBITDAP	$58.5	$62.4
Net income as a percentage of net sales	3.6%	6.6%
Adjusted EBITDAP as a percentage of net sales	11.8%	13.1%

Net income	$18.1	$31.4
GAAP retirement benefits expense	8.5	9.2
CAS recoverable retirement benefits expense	(10.0)	(11.9)
Unusual items	16.6	—
Income tax impact of adjustments (1)	(3.9)	0.7
Adjusted Net Income	$29.3	$29.4

Diluted EPS	$0.22	$0.37
Adjustments	0.14	(0.02)
Adjusted EPS	$0.36	$0.35

Diluted weighted average shares, as reported and adjusted	80.7	83.1

_________

(1)   The income tax impact is calculated using the federal and state statutory rates in the corresponding period.

Free Cash Flow

The Company also provides the Non-GAAP financial measure of Free Cash Flow. Free Cash Flow is defined as cash flow from operating activities less capital expenditures. Free Cash Flow should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to cash flows from operations presented in accordance with GAAP. The Company uses Free Cash Flow, both in presenting its results to stakeholders and the investment community, and in the Company’s internal evaluation and management of the business. Management believes that this financial measure is useful because it provides supplemental information to assist investors in viewing the business using the same tools that management uses to evaluate progress in achieving the Company’s goals. The following table summarizes Free Cash Flow:

	Three months ended March 31,
	2021	2020
	(In millions)
Net cash used in operating activities	$(69.4)	$(17.1)
Capital expenditures	(3.8)	(3.0)
Free Cash Flow	$(73.2)	$(20.1)

Because the Company’s method for calculating these Non-GAAP measures may differ from other companies’ methods, the Non-GAAP measures presented above may not be comparable to similarly titled measures reported by other companies. These measures are not recognized in accordance with GAAP, and the Company does not intend for this information to be considered in isolation or as a substitute for GAAP measures.